EXHIBIT 99.2--FORM OF PROXY


                                REVOCABLE PROXY

                        BRIGHT FINANCIAL SERVICES, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
             BOARD OF DIRECTORS OF BRIGHT FINANCIAL SERVICES, INC.


         The undersigned shareholder of Bright Financial Services, Inc., an Indiana Corporation, ("Bright") hereby nominates, constitutes and appoints ________________, ________________ and ________________, or any one of them, as proxy or proxies for the undersigned, each with full power of substitution and resubstitution, to vote all of the shares of Bright which the undersigned is entitled to cast at the Special Meeting of the Shareholders of Bright to be held at 2:00 p.m., local time, on September 12, 1995, at the Bright Main Office, 4 East Main Street, Flora, Indiana 46929 and at any adjournments thereof (the "Special Meeting"), on the following proposals, all of which are described in the accompanying Proxy Statement-Prospectus:


         1.      Approval of the Plan and Agreement of Merger.

                  []   FOR             []    AGAINST       []     ABSTAIN

         2. Adjournment of the Special Meeting in the event that a sufficient number of votes necessary to approve the Plan and Agreement of Merger at the Special Meeting is not received.

                  []   FOR             []    AGAINST       []     ABSTAIN

         3. In their discretion, upon such other matters as may properly come before the Special Meeting.

         This Revocable Proxy will be voted as directed by the undersigned shareholder. If no direction is given, this Revocable Proxy will be voted FOR proposals 1 through 2.

         All proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting of Bright Financial Services, Inc. and of the accompanying Proxy Statement is hereby acknowledged.

         This Revocable Proxy may be revoked by the undersigned at any time before it is exercised by (i) executing and delivering to Bright a later dated proxy, (ii) attending the Special Meeting and voting in person, or (iii) giving written notice of revocation to the Secretary of Bright.

NOTE: Please sign your name exactly as it appears on your stock certificate(s). Joint accounts require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee, or guardian, etc., please add your full title to your signature.



                         _______________________________________________________
                         Signature

                         _______________________________________________________
                         Print Name

                         _______________________________________________________
                         Address

                         _______________________________________________________

                         Dated:___________________, 1995


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.